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                                                                    EXHIBIT 10.9

                          AMERICAN HEALTHCHOICE, INC.

                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                AMENDMENT 1996-1

                               SEPTEMBER 1, 1996


         Pursuant to Section 14 of the American Healthchoice, Inc. 1995 Non-Employee Director Stock Option Plan (the "Director Option Plan"), American Healthchoice, Inc., hereby amends the Director Option Plan effective September 1, 1996 as follows:

         1. Director Option Plan Section 4(a) is hereby amended to add thereto the following:

                          "(iv)  Notwithstanding the foregoing subparagraph
                 (iii), if the Company registers any of its equity securities under Section 12(b) or 12(g) of the Exchange Act, the following provisions shall replace subparagraph (iii) above:
                 The Committee administering this Plan shall be comprised solely of two (2) or more non-employee directors of the Company. A non-employee director is any member of the Board who: (i) is not currently an officer of the Company or a related corporation; (ii) does not receive compensation for services rendered to the Company or a related corporation in any capacity other than as a director; (iii) does not possess an interest in any transaction with the Company for which disclosure would be required under the securities laws; or
                 (iv) is not engaged in a business relationship with the Company for which disclosure would be required under the securities laws."


         2. Director Option Plan Section 4(b) is hereby amended to read as follows:

                          "(b)    Powers of the Board.  Subject to the
                 provisions of this Plan, the Board shall have the authority, in its discretion, to:

                                  i)       grant Options;

                                  ii)      determine upon review of relevant
                          information and in accordance with Section 8(b) of this Plan, the fair market value of the Common Stock;

                                  iii)     determine the exercise price per
                          Share of Options to be granted;
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                                  iv)      determine the Non-Employee Directors
                          to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option;

                                  v)       interpret this Plan;

                                  vi)      prescribe, amend, and rescind rules
                          and regulations relating to this Plan;

                                  vii)     determine the terms and provisions
                          of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option;

                                  viii)    accelerate or defer (with the
                          consent of the Optionee) the exercise date of any Option;

                                  ix)      authorize any person to execute on
                          behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and

                                  x) make all other determinations deemed necessary or advisable for the administration of this Plan."

         3. Director Option Plan Section 5(b) is hereby amended to read as follows:

                          "(b)  Option Grants.  Each Option shall be designated
                 in the Option Agreement evidencing such Option."

         4. Director Option Plan Section 8(a) is hereby amended to read as follows:

                          "(a)  The per Share exercise price for the Shares to
                 be issued pursuant to exercise of an Option shall be the price the Board determines in its sole discretion. For purposes of this Section 8(a), if an Option is amended to reduce the exercise price, the date of grant of such Option shall thereafter be considered to be the date of such amendment."

         5. Director Option Plan Sections 9(b), (c) and (d) are hereby amended to read as follows:

                          "(b)  Termination of Status as a Non-Employee
                 Director. Upon the termination of an Optionee's Continuous Status as a Non-Employee Director, such Optionee may, for such period of time after the date of such termination as is provided by the Board (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his Option to the





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         extent that he was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                          (c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of termination of an Optionee's Continuous Status as a Non-Employee Director as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), such Optionee may, for such period of time as is provided by the Board (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                          (d) Death of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of the death of an Optionee:

                                  (i)      during the term of an Option with
                          respect to an Optionee who is at the time of his death a Non- Employee Director and who has been in Continuous Status as a Non-Employee Director since the date of grant of such Option, the Option may be exercised for such period of time as is provided by the Board (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the personal representative of the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as a Non-Employee Director for such provided period after the date of death; or

                                  (ii)  within thirty (30) days after the
                          termination of Continuous Status as a Non-Employee Director, the Option may be exercised for such period of time after the date of death as is provided by the Board (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right of exercise that had accrued at the date of termination."





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         6.      New Director Option Plan Section 20 is hereby added to read as follows:

                          "20.  Acceleration in Certain Events.  The Committee
                 may accelerate the exercisability of any Option in whole or in part at any time. Notwithstanding the provisions of any Option Agreement, the following provisions shall apply:

                                  (a) Mergers and Reorganizations. If the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets of the Company by means of a sale, merger, or other reorganization, liquidation or otherwise, all Options shall become immediately exercisable with respect to the full number of shares subject to such Options during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Company and ending when the disposition of assets or stock contemplated by that agreement is consummated or the Option is otherwise terminated in accordance with its provisions or the provisions of this plan whichever comes first; provided that no Option will be immediately exercisable when the stockholders of the Company immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all the classes of the stock entitled to vote of the surviving entity immediately after the consummation of the transaction. An Option shall not become immediately exercisable, however, if the transaction contemplated in the agreement is a merger or reorganization in which the Company shall survive.

                                  (b)      Change in Control.  In the event of
                          a change in control or threatened change in control of the Company, all Options granted prior to the change in control or threatened change in control shall become immediately exercisable. A "change in control" will be deemed to have occurred for purposes hereof: (i) upon the occurrence of a change of stock ownership of the Company of a nature that would be required to be reported in response to Item 6(e) of
                          Schedule 14A promulgated under the Securities Act of 1933, and any successor item of a similar nature; or
                          (ii) upon the acquisition of beneficial ownership, directly or indirectly, by any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) of securities of the Company representing 33% or more of the combined voting power of the Company's then outstanding securities; or
                          (iii) a change during any period of two consecutive years of a majority of the members of the Board for any reason, unless the election, or the nomination for election by the Company's stockholders, of each director was approved by a vote of a majority of the directors then still in the office who were directors at the beginning of the period; provided that a change in control will not be deemed to have occurred for purposes hereof with





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                          respect to any person meeting the requirements of
                          clauses (i) and (ii) of Rule 13d-1(b)(1) promulgated under the Securities Act of 1933."

         The remaining Director Option Plan provisions shall continue in full force and effect.

                                           AMERICAN HEALTHCHOICE, INC.



                                           By:   [SIG]
                                              -------------------------------
                                                   Secretary





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